Exhibit 3.4

                        Bylaws (Avalon Media Group, Inc)

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                                     BYLAWS

                                       OF

                            AVALON MEDIA GROUP, INC.

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                                    ARTICLE 1

                                  SHAREHOLDERS

         Section 1. PLACE AND TIME FOR ANNUAL MEETING. - The annual meeting of the shareholders shall be held at the principal office of the Corporation in Chattanooga, Tennessee unless otherwise agreed upon by the shareholders or specified in the appropriate notice. The meeting shall be held during the month in which the Corporation's fiscal year ends or at such time as the shareholders shall provide by resolution. The annual meeting shall be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. Failure to elect the Board of Directors at the annual meeting shall not cause a dissolution of the Corporation, but the Directors thereof shall continue to hold office until their successors are elected and qualified. A special meeting for the purpose of holding such election shall be called as soon thereafter as convenient.

         Section 2. SPECIAL MEETING. - Special meetings ("Special Meetings") of the shareholders, for any purpose unless otherwise prescribed by statute, may be held at the principal office of the Corporation in Chattanooga, Tennessee unless otherwise agreed upon by the shareholders or specified in the appropriate notice, and may be called by the President or by the Board of Directors or upon demand of the holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the proposed Special Meeting as provided by law.

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         Section 3.   NOTICE OF MEETING. - Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes of the meeting, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. Such notice may be by mail, telegram, or electronic transmission. If mailed, such notice shall be deemed effective when deposited in the United States mail, addressed to the shareholder at the address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed effective when the telegram is delivered to the telegraph company. Notice may be waived in writing and signed by the shareholder entitled to such notice, where not otherwise provided by law. Notwithstanding the provisions of this Section 3, the stock or bonded indebtedness of the Corporation shall not be increased at a meeting unless notice of such meeting shall have been given as may be required by Section 234 of the Constitution of Alabama as the same may be amended from time to time.

         Section 4. FIXING RECORD DATE. - For the purpose of determining a record date for the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action, the Board of Directors of the Corporation may fix a date as the record date not more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or receive a

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distribution of cash or other property, the day before the first notice is delivered or the date on which the resolution of the Board of Directors authorizing such distribution, as the case may be, shall be the record date for such determination of shareholders.

         Section 5. SHAREHOLDERS' LIST FOR MEETING. - The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least two (2) business days after notice of a meeting of shareholders is effective, a complete alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged by voting group (and within each voting group by class or series of shares) with the address of and the number of shares held by each. Such list shall be kept on file at the principal office of the Corporation beginning two business days after notice of the meeting is given for which the list was prepared and shall be subject to copying, at the expense of the shareholder, and available for inspection by any shareholder making written request therefor at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting or any adjournment and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.

         Section 6. QUORUM. - A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders, or a quorum may consist of such greater or lesser percentage as may be fixed by an amendment to these Bylaws, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. No business may be transacted without a quorum. Any business may be transacted at any meeting of the shareholders at which a quorum is present, except

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that no business at a special meeting of shareholders shall be transacted unless notice thereof is given as required by the provisions of Section 3 of Article I hereof. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, provided, however, that pursuant to
Section 237 of the Constitution of Alabama, the Corporation shall have no authority to issue any class or preferred shares without the consent of the owners of two-thirds of all of the shares of the Corporation.

         Section 7. PROXIES. - A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. The proxy shall be voted only for the meeting specified in said proxy and in no event shall a proxy be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it and is revocable by the transfer of shares by the shareholder executing it.

         Section 8. VOTING OF SHARES. - Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are limited or denied by statute, by the Articles of Incorporation of the Corporation or any amendments thereto, or by the certificate representing such shares.

         Section 9. UNANIMOUS CONSENT. - Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, if evidenced by one or more written consents describing the action taken, and signed by all the shareholders entitled to vote on the action. Such consent shall have the same effect as a unanimous vote of shareholders and shall be effective when the last shareholder entitled to vote signs such consent.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. GENERAL POWERS. - The business and affairs of the Corporation shall be managed by its Board of Directors.

         Section 2. NUMBER, TENURE AND QUALIFICATIONS. - The number of Directors constituting the Board of Directors shall be fixed by the shareholders at their annual meeting, or at any Special Meeting called for that purpose, and such number so fixed shall continue to be the number of Directors until changed by the shareholders, pursuant to this Section 2 of Article II. The Board of Directors shall be elected annually by the shareholders at their annual meeting, or at a Special Meeting, and shall hold office at the pleasure of the shareholders and until respective successors are elected. Directors need not be residents of the State of Alabama or shareholders of the Corporation.

         Section 3. REGULAR MEETING. - The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         Section 4. SPECIAL MEETINGS. - Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors.

         Section 5. NOTICE. - Notice of Special Meetings shall be given not less than two (2) days in advance of said meeting. Such notice may be may mail, telegram, telephone, electronic transmission, or may be oral. If mailed, such notice shall be deemed effective when deposited in the United States mail so addressed, with postage thereon pre-paid. If notice is given by telegram, such notice shall be deemed effective when the telegram is delivered to the telegraph company. Oral

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notice is effective when communicated in a comprehensive manner. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted, or the purpose of, any regular or special meeting of the Board of Directors need not be specified in the notice or waiver of notice of such meeting.

         Section 6. QUORUM. - A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the Directors when a vote is taken at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 7. RESIGNATION AND REMOVAL. - Any vacancy occurring in the Board of Directors may be filled for the unexpired term by the remaining Directors or by the shareholders at any meeting of the Board of Directors or the shareholders. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual or special meeting of the shareholders called for that purpose. The shareholders may remove any Director or the entire Board of Directors, with or without cause, at a meeting of the shareholders expressly called for that purpose, by a vote of the holders of a majority of the shares present at said meeting and entitled to vote at an election of Directors.

         Section 8. COMPENSATION. - By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a Director. No such payment shall preclude any Director from serving the Corporation in any other

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capacity and receiving compensation therefor. The Board of Directors shall fix the compensation of the officers of the Corporation.

         Section 9. COMMITTEES. - The Board of Directors shall have power, by resolution or resolutions passed by a majority of the Directors in office when the action is taken, to designate one or more committees, each committee to consist of one or more Directors of the Corporation, which to the extent provided in the resolutions shall have and may, during the intervals between the meetings of the Board, exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the Board of Directors. All provisions of these bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well.

         Section 10. UNANIMOUS CONSENT. - Any action required or permitted to be taken at any meeting of the Board of Directors, or of a committee thereof, may be taken without a meeting, if evidenced by one or more written consents describing the action taken, and signed by all of the Directors, or all of the members of a committee, as the case may be. Such consent shall have the same effect as a unanimous vote of the Board of Directors. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

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                                   ARTICLE III

                                    OFFICERS

         Section 1. NUMBER. - The officers of the Corporation shall be a President and a Secretary, both of whom shall be appointed by the Board of Directors. One or more Vice Presidents, a Treasurer and such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors. Any number of offices may be held by the same person.

         Section 2. APPOINTMENT AND TERM OF OFFICE. - The officers of the Corporation shall be appointed annually by the Board of Directors at the regular meeting of the Board held pursuant to Article II, Section 3, of these Bylaws. Such officers shall hold office at the pleasure of the Board of Directors and until their successors are appointed. In its discretion, the Board of Directors by a vote of a majority thereof may leave unfilled for such period as it may fix by resolution any offices except those of President and Secretary.

         Section 3. RESIGNATION AND REMOVAL. - Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting. The Board of Directors may remove any officer, with or without cause, at any time by an affirmative vote of a majority of the Board.

         Section 4. PRESIDENT. - The President shall be the principal executive officer of the Corporation and shall have in his charge the general direction and promotion of its affairs with authority to do such acts and to make such contracts as are necessary or proper to carry on the business of the Corporation. He shall preside over all official meetings of the Corporation, provided no one has been specifically elected to the office of Chairman of the Board, and shall also perform those duties which usually devolve upon a president of a corporation under the laws of the State of

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Alabama. The President may, during the absence of any officer, delegate said officer's duties to any other officer or Director.

         Section 5. VICE-PRESIDENT. - The Vice-President, in the absence or disability of the President, shall perform the duties of the President and shall perform such other duties as may be delegated to him from time to time by the Board of Directors or by the President.

         Section 6. SECRETARY. - The Secretary shall issue notices of all meetings of shareholders and all meetings of the Board of Directors, shall keep the minutes of all such meetings, shall have charge of the seal of the Corporation, shall serve as custodian for all corporate records, and shall make such reports and perform such duties as are incident to his office or which may be delegated to him by the President or Board of Directors.

         Section 7. TREASURER. - The Treasurer shall render to the President and Board of Directors at such times as may be requested an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as are incident to the office or as may be delegated to that office by the President or by the Board of Directors.

         Section 8. SALARIES. - The salaries of the officers may be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director or shareholder of the Corporation.


                                   ARTICLE IV

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. CONTRACTS. - The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name

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of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 2. LOANS. - No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. CHECKS, DRAFTS, ETC. - All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. DEPOSITS. - All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                    ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. CERTIFICATES. - Ownership of the capital shares of the Corporation shall be represented by certificates, in such form as shall be determined by the Board of Directors. Each certificate shall be signed by two of the officers of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. A record of such certificates shall be kept.

         Section 2. CANCELLATION. - All certificates transferred on the books of the Corporation shall be surrendered and cancelled. No new certificates shall be issued until the former certificate, or certificates, for the same number of shares have been surrendered and cancelled, except

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in case of lost or destroyed certificates, when new certificates therefor may be issued under such conditions as the Board of Directors may prescribe.

         Section 3. TRANSFER OF SHARES. - Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representatives, who shall furnish proper evidence of their authority in writing, upon the surrender for cancellation of the certificate for such shares.

                                   ARTICLE VI

                DISTRIBUTION TO SHAREHOLDERS AND SHARE DIVIDENDS

         The Board of Directors may from time to time authorize, and the Corporation may make distributions of money or other property (except its own shares) to or for the benefit of the shareholders in respect of its outstanding shares in the manner and upon the terms and conditions provided by law and by the Articles of Incorporation of the Corporation or any amendments thereto. The Board of Directors may also issue share dividends to the shareholders of the Corporation pro rata and without consideration to the Corporation's shareholders of one or more classes or series; however, shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless (1) the Articles of Incorporation so authorize, (2) a majority of the votes entitled to be cast by the class or series to be issued approve the issuance, or (3) there are no outstanding shares of the class or series to be issued.

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                                   ARTICLE VII

                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors, unless the Articles of Incorporation reserves the power exclusively to the shareholders in whole or in part, or by the shareholders at any regular or special meeting of the Board of Directors or shareholders. However, the Board of Directors may not alter, amend or repeal
Section 6 of Article I establishing what constitutes a quorum at shareholders' meetings, amendment of which shall require the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at any annual meeting of the shareholders or at any special meeting of the shareholders if notice of the proposed alteration or repeal be contained in the notice of such special meeting.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         In the event the Board of Directors shall consist of only one Director, then all references to more than one Director or a majority of Directors shall be inapplicable, such references in such events being deemed to refer to the sole Director. In the event there is only one shareholder of the Corporation, then all references to more than one shareholder or a majority of shareholders shall be inapplicable, such references in such events being deemed to refer to the sole shareholder. In the event there shall be only one shareholder who shall be the sole Director of the Corporation, then upon the death of such shareholder, the personal representatives of the estate of such deceased shareholder shall elect a successor Director.

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         In the event the Board of Directors shall consist of only two
Directors, then all references in these Bylaws to a majority of the Directors shall be inapplicable.

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